                                                 Exhibit 99.1

BARINGS BDC, INC. PRICES PUBLIC OFFERING OF $350.0 MILLION 3.300%
UNSECURED NOTES DUE 2026
CHARLOTTE, N.C., November 18, 2021 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today announced that it has priced $350,000,000 in aggregate principal amount of its 3.300% unsecured notes due 2026 (the “2026 Notes”) private placements to persons reasonably believed to be qualified institutional buyers pursuant Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2026 Notes will mature on November 23, 2026. The Notes may be redeemed in whole or in part at Barings BDC’s option at any time at par plus a “make-whole” premium, if applicable. The offering is expected to close on November 23, 2021, subject to customary closing conditions.
J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, ING Financial Markets LLC, and MUFG Securities Americas Inc. are acting as active joint bookrunning managers for this offering.
Barings BDC expects to use the net proceeds of this offering to repay indebtedness under its senior secured revolving credit facility with ING Capital LLC, make investments in portfolio companies in accordance with its investment objectives and for the general corporate purposes of it and its subsidiaries.
This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the 2026 Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
The 2026 Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Forward-Looking Statements
Statements included herein constitute "forward-looking statements," which relate to future events or Barings BDC's future performance or financial condition. The forward-looking statements include statements as to the Company's notes offering, the expected net proceeds from the offering, and the anticipated use of the net proceeds of the offering. In addition, words such as "anticipate," "believe," "expect," "seek," "plan," "should," "estimate," "project" and "intend" indicate forward-looking statements, although not all forward-looking statements include these words. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual events or results to differ materially from plans, estimates or expectations included herein, is included in Barings BDC's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Barings BDC's most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, as well as in subsequent filings.
About Barings BDC, Inc.
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $387+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $387+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of September 30, 2021
Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088